Exhibit 99

BLACK HILLS CORPORATION ANTICIPATES LOWER RESULTS
FOR SECOND QUARTER 2004 AND UPDATES OUTLOOK

RAPID CITY, SD—July 22, 2004—Black Hills Corporation (NYSE: BKH) today announced that net income for the three-month period ended June 30, 2004 is expected to be approximately $0.33 to $0.37 per share, including $0.06 per share of income from discontinued operations related to the sale of certain non-strategic energy assets. For the six-month period ended June 30, 2004, net income is expected to be $0.63 to $0.67 per share, including $0.05 per share of income from discontinued operations.

        Actual performance varied from expected performance in the second quarter of 2004, due to lower results from oil and gas operations, electric utility operations, and energy marketing operations.

        Based on the results for the first half of 2004 and current expectations for the remainder of the year, the Company estimates income from continuing operations to be between $1.70 and $1.85 per share, due to the following factors:

•	lower-than-expected production from oil and gas operations, due primarily to delays in obtaining drilling permits and delays in the construction of compression stations and gas gathering pipelines;

•	electric utility earnings declined, due primarily to higher fuel and purchased power costs, resulting from a combination of unexpected outages at certain power plants, market prices of gas and power, and unexpected capacity restrictions on the new AC-DC-AC transmission inter-tie relating to storm-caused transmission outages in Nebraska; and

•	results at our energy marketing operations declined, due primarily to lower-than-expected margins.

        Principal assumptions in our revised guidance for the remainder of 2004 include:

•	expected improvement in oil and gas performance in the second half of 2004, based on current forward price curves and production increases approximating 50 percent in the second half of 2004, compared to the first half of 2004; this increase is expected to come from the completion of gas gathering and compression facilities and additional drilling primarily at the Mallon properties;

•	normal weather patterns, normal plant availability and resumed access to power markets at our electric utility;

•	continued high availability for contracted, non-regulated power plants;

•	consistent margins with no significant net unrealized gains or losses from energy marketing operations; and

•	modest improvements in communications results.

        The Company anticipates 2005 income from continuing operations to approximate $1.85 to $2.00 per share, due to continued increases in oil and gas operations, the expected addition of Cheyenne Light, Fuel & Power operations, modest improvement in communications results, and effective cost management, offset in part by small decreases in energy marketing results, and lower utility and coal mining results relating to planned major maintenance outages at certain electric utility coal-fired power plants.

        David R. Emery, President and CEO of Black Hills, said, “We expect record production from oil and gas operations, and record volumes at our energy marketing operations, both contributing solidly to 2004 earnings. Improved performance from our electric utility, power generation and communications business segments is expected for the second half of the year.

        “Regarding our longer-term prospects, we have a sound balance sheet with sufficient liquidity to invest in additional projects,” Emery continued. “We are making progress on our acquisition of Cheyenne Light, Fuel & Power, which we expect to complete later this year. While we acknowledge that the present market conditions have made it challenging to find quality investment opportunities in the near term within our risk tolerances, we remain confident that we can continue to expand our presence and asset base in the West.”

EARNINGS RELEASE AND CONFERENCE CALL

        The Company will issue its second quarter 2004 earnings release and Form 10-Q on Monday, August 9, 2004. A conference call will be held on Tuesday, August 10, 2004, beginning at 11:00 a.m. Eastern Time to discuss financial and operating performance. The conference call will be open to the public. The call can be accessed by dialing, toll-free, (888) 428-4473. When prompted, indicate that you wish to participate in the “Black Hills Quarterly Earnings Conference Call.” A replay of the conference call is available through August 17, 2004 by dialing (800) 475-6701 (USA) or (320) 365-3844 (international). The access code is 739979.

ABOUT BLACK HILLS CORPORATION

        Black Hills Corporation (www.blackhillscorp.com) is a diverse energy and communications company. Black Hills Energy, the integrated energy unit, generates electricity, produces natural gas, oil and coal, and markets energy; Black Hills Power is our electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Black Hills FiberCom, a broadband communications company, offers bundled telephone, high speed Internet, and cable entertainment services.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this release include “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. Black Hills Corporation makes these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that Black Hills expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions, which Black Hills believes are reasonable based on current expectations and projections about future events and industry conditions and trends affecting Black Hills’ business. However, whether actual results and developments will conform to Black Hills’ expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including, among other things: (1) the timing and extent of changes in commodity prices for electricity, natural gas, oil and coal; (2) unanticipated developments in the western power markets, including unanticipated governmental intervention, deterioration in the financial condition of counterparties, default on amounts due from counterparties, adverse changes in current or future litigation, adverse changes in the tariffs of the California Independent System Operator, market disruption and adverse changes in energy and commodity supply, volume and pricing and interest rates; (3) prevailing governmental policies and regulatory actions with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition; (4) impact of environmental and safety laws; (5) weather conditions; (6) competition; (7) market demand, including structural market changes; (8) unanticipated changes in operating expenses or capital expenditures; (9) capital market conditions; (10) legal and administrative proceedings that influence Black Hills’ business and profitability; (11) the effects on Black Hills’ business of terrorist actions or responses to such actions; (12) the effects on Black Hills’ business resulting from the financial difficulties of Enron and other energy companies, including their effects on liquidity in the trading and power industry, and Black Hills’ ability to access the capital markets on the same favorable terms as in the past; (13) the effects on Black Hills’ business in connection with a lowering of Black Hills’ credit rating (or actions Black Hills may take in response to changing credit ratings criteria), including, increased collateral requirements to execute Black Hills’ business plan, demands for increased collateral by Black Hills’ current counter-parties, refusal by Black Hills’ current or potential counterparties or customers to enter into transactions with Black Hills and Black Hills’ inability to obtain credit or capital in amounts or on terms favorable to Black Hills; and (14) other factors discussed from time to time in Black Hills’ filings with the SEC. Black Hills Corporation assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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